UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2019

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02. Results of Operations and Financial Condition

The information set forth under “Certain Financial Information” in Item 8.01 below is incorporated herein by reference.

Item 8.01. Other Events

The Offering

On May 8, 2019, PAVmed, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with the investors (the “Purchasers”) in its public offering of 2,000,000 shares (the “Shares”) of its common stock at a public offering price of $1.00 per share (the “Offering”). The Offering was made by the Company directly to potential purchasers, without an underwriter or placement agent, on a best efforts basis.

The Subscription Agreements provide for the sale of all 2,000,000 Shares offered in the Offering. The Subscription Agreements contain customary representations and warranties and covenants of the Company. The Company estimates that the net proceeds of the Offering, after deducting the estimated expenses of the Offering, will be approximately $1,985,000.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-220549), which was filed with the Securities and Exchange Commission (“SEC”) on September 21, 2017 and declared effective by the SEC on October 6, 2017, and is described in more detail in a prospectus supplement (dated May 8, 2019) and accompanying base prospectus (dated October 6, 2017) filed with the SEC.

In connection with the Offering, on May 8, 2019, Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, and Pavilion Venture Partners LLC, an entity controlled by Dr. Aklog, waived the right to exercise the 2,453,596 Series Z Warrants held by them, until the Company’s stockholders have approved an increase in the number of shares of common stock the Company is authorized to issue. In addition, Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, the holder of the Senior Secured Convertible Note issued by the Company on December 27, 2019 (the “Note”), waived its right to participate in the Offering under the securities purchase agreement pursuant to which it purchased the Note.

The form of the Subscription Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the form of Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1.

The form of Subscription Agreement has been included to provide investors and security holders with information regarding its terms. The form is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the form of Subscription Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Subscription Agreements, may have been made in some cases solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Other Information

As previously disclosed, the Company agreed to voluntarily reduce the conversion price of the Note for a maximum of 1,000,000 shares for the 21-day period commencing March 20, 2019 and ending on April 9, 2019 and for a maximum of 2,000,000 shares for the 21-day period commencing on April 23, 2019 and ending on May 14, 2019. As of May 6, 2019, Alto had converted $571,676 of principal and interest thereon into 528,469 shares of the Company’s common stock pursuant to reduced conversion prices.

Certain Financial Information

On May 8, 2019, the Company disclosed certain estimated financial information as of and for the three months ended March 31, 2019, in the prospectus supplement for the Offering filed by the Company with the Securities and Exchange Commission, under the section entitled “Prospectus Supplement Summary — Recent Developments — First Quarter Financial Information,” which section is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description
5.1	Opinion of Graubard Miller.
10.1	Form of Subscription Agreement.
23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2019	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer

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